EXHIBIT 7(a)

Deed of Settlement and Release

Progen Pharmaceuticals Limited (ACN 010 975 612)

Progen

Medigen Biotechnology Corporation (a company incorporated in Taiwan)

Medigen

Dr John Chiplin, Dr Julie Michele Cherrington, Dr Gordon Leroy Schooley, Thomas James Burt, Tzong-Pai (Paul) Lin, Stuart Bruce James, Heng Hsin Tang and Joe Yeh-Chiao Lin

Miscellaneous Parties

Clayton Utz

Lawyers

Level 28, Riparian Plaza 71 Eagle Street  Brisbane  QLD  4000  Australia

GPO Box 55  Brisbane  QLD  4001

T + 61 7 3292 7000  F +61 7 3221 9669

www.claytonutz.com

Our reference  12154/15936/80092418

Contents

1.	Definitions and interpretation		ii

	1.1	Definitions	ii
	1.2	Interpretation	iii

2.	Payment		iv

	2.1	Payments	iv
	2.2	Date and Direction of Payment	iv

3.	Release		iv

	3.1	Release of Progen	iv
	3.2	Release of Medigen	v
	3.3	Related Parties	v

4.	Undertakings		v

5.	Share Stability		vi

6.	Procurements and Recommendations		vii

	6.1	Resignation and withdrawal	vii
	6.2	Progen Procurements and Agreement with Medigen	vii
	6.3	Miscellaneous Obligations	x

7.	Progen Chief Executive Officer		xi

8.	Binding effect of this deed		xi

9.	Disposal of Proceedings		xi

10.	Costs		xi

11.	Warranty		xi

12.	General		xii

	12.1	Governing law	xii
	12.2	Jurisdiction	xii
	12.3	Severance	xiii
	12.4	Entire agreement	xiii
	12.5	Amendments	xiii
	12.6	Waiver	xiii

13.	Acknowledgments		xiii

14.	Counterparts		xiv

i

Deed of Settlement and Release dated

Parties                                                                                         Progen Pharmaceuticals Limited (ACN 010 975 612) of 16 Benson Street, Brisbane, Queensland, Australia 4066 (Progen)

Medigen Biotechnology Corporation (a company incorporated in Taiwan) (Medigen)

Dr John Chiplin, Dr Julie Michele Cherrington, Dr Gordon Leroy Schooley, Thomas James Burt, Tzong-Pai (Paul) Lin, Stuart Bruce James, Heng Hsin Tang and Joe Yeh-Chiao Lin (Miscellaneous Parties)

Recitals

1.                                                       Progen is a public company incorporated according to the Corporations Act 2001 (Cth) who, at all material times, has carried on business as a globally focused biotechnology company engaged in the discovery, development and commercialisation of small molecule pharmaceuticals primarily for the treatment of cancer and was carrying on the research known as the PI-88 technology relating to stopping the progression and metastasis of cancer.

2.                                                       Since the early 1990’s Progen has been developing PI-88 for the treatment of liver cancer.  During 2000 Progen entered into a document entitled “Agreement for Strategic Alliance” with Medigen for the development of PI-88.

3.                                                       The “Agreement for Strategic Alliance” was terminated by Progen and Medigen pursuant to the terms of a written document entitled “ASA Termination Agreement” that was entered into on 16 January 2007.

4.                                                       The ASA Termination Agreement contains the following terms:

(a)                                                   clause 1.1 which provides that:

“Transaction Event” means in relation to Progen:

...

(c)                                                  Progen enters into an agreement with a third party that is not a related body corporate of Progen, which agreement is or has become unconditional, which provides for one or more of the following:

(i)                                                       the grant of a licence to the third party to commercialise PI-88;

(ii)                                                  a joint venture, partnership or similar arrangement under which Progen and the third party agree to carry on business of commercialising PI-88 and the third party is obliged to make material financial contributions to that activity;

whether or not such agreement includes an agreement to further develop PI-88.”

(b)                                                  clause 5.5 which provides to the effect that within 20 business days after the confirmation of the first Transaction Event to occur after the signing of the agreement, Progen must pay to Medigen $2 million in the manner described in clause 5.2(a) of the agreement.

5.                                                       In 2009 the Disputes arose and Progen issued Proceedings against Medigen.  Medigen denies the allegations in the Statement of Claim.

6.                                                       Without admission of liability and to avoid the cost and inconvenience of litigation, the parties have agreed to resolve the Disputes on the basis set out in this deed.

Operative provisions

1.                                                      Definitions and interpretation

1.1                                               Definitions

In this deed:

Act means Corporations Act 2001 (Cth).

Board Composition Resolution means any resolution to:

(a)                                                   elect, appoint or remove a director or which would otherwise affect the tenure or appointment of a director; or

(b)                                                  amend the constitution (or take any other step) to affect the power, composition and proceedings of the board of directors of Progen, the number of directors of Progen or the role of Stuart James as Chairman of the Board of Directors of Progen.

Medigen Shares means the shares in Progen owned by Medigen.

Claims means all actions, suits, claims, demands, causes of action (whether legal, equitable, in negligence, under any statute or otherwise), costs and expenses and all other liabilities of any nature whatsoever (whether or not the parties were or could have been aware of them) in any way related to the Disputes or circumstances arising out of or in any way connected or related to the Disputes excluding any claims against Former Directors and Officers in respect of breaches of their duties and obligations owed to Progen or to its shareholders.

Current Directors and Officers means the persons holding the position of a director or officer of Progen on or after 2 July 2009, other than Justus Homburg.

Disputes means:

(a)                                                   whether or not a ‘Transaction Event’ has occurred under the ASA Termination Agreement entitling Medigen to receive payment of $2 million pursuant to clause 5.5 of the ASA Termination Agreement;

(b)                                                  whether Medigen has engaged in conduct as alleged in the Statement of Claim in contravention of section 606 of the Corporations Act 2001 (Cth);

(c)                                                   whether the directors of Progen acted properly in authorising the Proceedings to be issued against Medigen and other persons/entities based on facts and matters alleged in the Statement of Claim; and

(d)                                                  the Proceedings.

Excluded Persons means Joe Yeh-Chiao Lin, Heng Hsin Tang, Fu-Chang Tsai, Fu-Ying Wang, Fu Mei Wang, Lee Li Hsueh Yang, Su-Hua Chuang, Pai-Mao Lin, Lee Chuan Huang and Ya Wen Huang.

Former Directors and Officers means the directors and officers of Progen, other than the Current Directors and Officers.

Miscellaneous Parties means Dr John Chiplin, Dr Julie Michele Cherrington, Dr Gordon Leroy Schooley, Thomas James Burt, Tzong-Pai (Paul) Lin, Heng Hsin Tang, Joe Yeh-Chiao Lin and Stuart Bruce James.

Medigen Related Party means:

(a)                                                   a “related body corporate” of Medigen as defined under section 50 of the Corporations Act 2001;

(b)                                                  an “associated entity” of Medigen as defined under section 50AAA of the Corporations Act 2001; and

(c)                                                   a person in their capacity as a director or officer of Medigen or an entity described in subparagraphs (a) and (b) above other than Stephen Chang.

Other Shareholders means Yung-Fong Lu, Chi-Liang Yang, Ho-Lung Wu, CCH Investment Corporation (a company incorporated in Western Samoa) and Tzu Liang Huang (also known as James Huang).

Proceedings means the proceedings in the Supreme Court of Queensland (number BS 8391 of 2009, Brisbane Registry).

Progen Related Party means:

(a)                                                   a “related body corporate” of Progen as defined under section 50 of the Corporations Act 2001;

(b)                                                  an “associated entity” of Progen as defined under section 50AAA of the Corporations Act 2001; and

(c)                                                   a person in their capacity as a director or officer of Progen (other than a person who is one of the Former Directors and Officers) or an entity described in subparagraphs (a) and (b) above.

Statement of Claim refers to the Statement of Claim which was filed in the Proceedings on 28 September 2009.

1.2                                               Interpretation

In this deed:

(a)                                headings are for convenience only and do not affect interpretation,

and unless the context indicates a contrary intention:

(b)                               an obligation or liability assumed by, or a right conferred on, 2 or more persons binds or benefits them jointly and severally;

(c)                                person includes an individual, the estate of an individual, a corporation, an authority, an association or a joint venture (whether incorporated or unincorporated), a partnership and a trust;

(d)                               a reference to a party includes that party’s executors, administrators, successors and permitted assigns, including persons taking by way of novation and, in the case of a trustee, includes a substituted or an additional trustee and further includes any person claiming on behalf of or under or through a party to this deed;

(e)                                a reference to a document (including this deed) is to that document as varied, novated, ratified or replaced from time to time;

(f)                                  a reference to a statute or statutory provision includes a statutory modification or re-enactment of it or a statutory provision substituted for it, and each ordinance, by-law, regulation, rule and statutory instrument (however described) issued under it;

(g)                               a word importing the singular includes the plural (and vice versa), and a word indicating a gender includes every other gender;

(h)                               a reference to a party, clause, schedule, exhibit, attachment or annexure is a reference to a party, clause, schedule, exhibit, attachment or annexure to or of this deed, and a reference to this deed includes all schedules, exhibits, attachments and annexures to this deed;

(i)                                   if a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

(j)                                   nothing in this Deed is to be interpreted against a party solely on the ground that the party put forward this Deed or a relevant part of it.

(k)                                includes in any form is not a word of limitation; and

(l)                                   a reference to $ or dollar is to Australian currency.

2.                                                      Payment

2.1                                               Payments

In compromise of the dispute referred to in clause (a) of the definition of “Disputes” contained in paragraph 1.1 of this deed, Progen agrees to pay Medigen the sum of one million and eight hundred thousand dollars (inclusive of GST, if any) ($1,800,000.00) (Settlement Sum).

If the payment of $1,800,000 is a taxable supply, Medigen agrees to deliver a tax invoice to Progen.

This compromise is severable from the balance of this deed and independent of the validity or enforceability of the balance of the deed.

2.2                                               Date and Direction of Payment

Progen shall make payment of the Settlement Sum to the trust account of the solicitors acting for Medigen (Rockwell Bates) or as otherwise directed by Medigen in writing 3 days prior to the date for payment, with payment being due within seven (7) days of the date of execution of this deed by all parties.

3.                                                      Release

3.1                                               Release of Progen

Medigen releases and discharges Progen and any Progen Related Party from all Claims which Medigen:

(a)                                                   now has;

(b)                                                  at any time had;

(c)                                                   may have; or

(d)                                                  but for this deed, could or might have had,

against Progen and any Progen Related Party.

3.2                                               Release of Medigen

Progen releases and discharges Medigen and any Medigen Related Party from all Claims which Progen:

(a)                                                   now has;

(b)                                                  at any time had;

(c)                                                   may have; or

(d)                                                  but for this deed, could or might have had,

against Medigen and any Medigen Related Party.

3.3                                               Related Parties

(e)                                                   Medigen and Progen (as promisors) covenant and agree with each other (as promisees) that, in consideration of the matters contained in this deed, they will do all things necessary to ensure that all persons included in the definition of Progen Related Party (as beneficiaries) and Medigen Related Party (as beneficiaries) receive the full benefit of the releases and discharges contemplated by this deed.

(f)                                                     Without limiting any other clause and without affecting the rights of the parties inter se arising under the provisions of this deed, this deed shall operate as a deed poll by each of the parties in favour of all persons included in the definition of the Progen Related Party and Medigen Related Party that are not signatories to this deed.

4.                                                      Undertakings

Medigen hereby undertakes to Progen (and agrees to also provide such undertakings to the Supreme Court of Queensland) that it:

(a)                                                   will not act in any manner whatsoever that contravenes section 606 of the Act in respect of his/its shareholding (whether legally or beneficially held) in Progen, and:

(i)                                                     will direct any person or entity who holds shares in Progen on its behalf to act consistently with the provisions of this deed;

(ii)                                                  will not give any directions to any person or entity who holds shares in Progen on its  behalf to act in any manner inconsistent with the provisions of this deed; and

(b)                                                  subject to Progen complying with its obligations in clause 5 and on condition that the Miscellaneous Parties or any directors of Progen appointed from time to time continue to observe their statutory and fiduciary duties to Progen:

(i)                                                     will not for the lesser of a period of 18 months from the date of execution of this deed by all parties or the period for which it retains the Medigen Shares, take, or join in taking, any action (or give any direction either directly or indirectly to any person who holds shares in Progen on its behalf) to:

A.                                                   cause a general meeting of members of Progen to be convened under any of sections 249D, 249E, 249F or 249G of the Act or clauses 8.5 or 8.7 of Progen’s constitution; or

B.                                                     cause a resolution to be considered at a general meeting of members of Progen under section 249N and 249O of the Act,

concerning or involving a Board Composition Resolution without the written consent of a majority of the Board of Directors of Progen in accordance with its Constitution, save for a proposed resolution to appoint Justus Homburg or Stephen Chang as a director of Progen.

(ii)                                                  will, so long as it retains the Medigen Shares, cause the Medigen Shares to be voted on any Board Composition Resolutions moved at a general meeting of members convened in the period of 18 months from the date of execution of this deed, in accordance with the recommendation of a majority of the directors of Progen in accordance with its Constitution, save for a proposed resolution to appoint Justus Homburg or Stephen Chang as a director of Progen.

(iii)                                               will in respect of the Medigen Shares, so long as it retains the Medigen Shares, appoint Mr Stuart James, while he holds the office of Chairman of Progen as corporate representative under section 250D of the Act, to vote on any Board Composition Resolution in accordance with the previous provisions of this deed, and not to take any steps to revoke or override that appointment.

(iv)                                              will not dispose of or otherwise deal with the Medigen Shares in such a way so as to avoid the obligations described in clauses 4(b)(i), (ii) and (iii) of this Deed.  Subject to the foregoing, Medigen remains free to dispose of its shares on the open market and/or in an other arms length transaction (such as a share buy back).

5.                                                      Share Stability

(a)                                                   Medigen will not for the lesser of a period of 18 months from the date of execution of this deed by all parties or the period for which it retains the Medigen Shares increase its shareholding in Progen, save and except for the case where shares are acquired from one of the Other Shareholders.

(b)                                                  Each of the Miscellaneous Parties will not for the lesser of a period of 18 months from the date of execution of this deed by all parties or the period for which she/he retains her/his respective shares in Progen increase her/his relevant interest (if any) in Progen, save and except for the case where shares are acquired from one of :

(i)                                                     Medigen; or

(ii)                                                  the Other Shareholders.

(c)                                                   Progen will cause a search to be undertaken of its share register prior to any vote with respect to a Board Composition Resolution.  In the event any of Medigen or the Other Shareholders or the Miscellaneous Parties (together referred to as the Controlled Parties) in total have increased his/her/its shareholding in Progen such that the relative percentage of shares in Progen owned by the Controlled Parties has increased above the relative percentage of the relevant interest in Progen owned by the Controlled Parties as at the date of this deed (Relevant Percentage), or Progen receives a Substantial Shareholder Notice pursuant to section 671B of the Corporations Act 2001, indicating a Controlled Party has acquired a relevant interest in shares such that the Relevant Percentage would be exceeded if the relevant interest was counted, Progen will give notice of that fact to each of the Controlled Parties.

(d)                                                  If at any time (including in the circumstance in clause 5(c)) Progen becomes aware that any of the Controlled Parties has acquired a relevant interest in Progen such that the Relevant Percentage would be exceeded if the relevant interest was counted, Progen will give notice of that fact to each of the Controlled Parties (which may be by a notice given under clause 5(c)).

(e)                                                   The Controlled Parties agree that if the acquisition of a relevant interest has resulted from one of the Controlled Parties not complying with clauses 5(a) or (b), that non complying party will, within 10 Business Days of receipt of the notice, dispose to a person who is not an associate (as defined by section 12 of the Corporations Act 2001)  the relevant interest in Progen necessary to ensure that the Relevant Percentage is not exceeded.

(f)                                                     Progen will provide such information to the Controlled Parties as may be required by them to enable them to comply with clause 5(e).

(g)                                                  Progen warrants that it will enter into an agreement with all other of the Controlled Parties (except for Heng Hsin Tang and Joe Yeh-Chiao Lin) to a similar effect as the requirements of this clause.

6.                                                      Procurements and Recommendations

6.1                                               Resignation and withdrawal

Medigen shall use its best endeavours to procure the resignation (and withdrawal of nomination as director for the 2009 AGM) of one of the following persons as director of Progen within 7 days of the date of execution of this deed by all parties (such resignation to take effect at the 2009 AGM of Progen):

(a)                                                   Mr Thomas Burt;

(b)                                                  Mr Heng Hsin Tang; and

(c)                                                   Mr Joe Yeh-Chiao Lin,

and if Medigen is unable to do so, Mr Joe Yeh-Chiao Lin agrees to resign as a director of Progen and withdraw his nomination as director for the 2009 AGM.

6.2                                               Progen Procurements and Agreement with Medigen

(a)                                                   Dr Gordon Leroy Schooley will resign as a director of Progen and withdraw his nomination as director for the 2009 AGM by giving notice within 7 days of the date of execution of this deed by all parties to this deed of his resignation to take effect on the date of Progen’s 2009 AGM.

(b)                                                  Each of Mr Thomas Burt, Mr Heng Hsin Tang, Mr Joe Yeh-Chiao Lin, Dr John Chiplin, Dr Julie Michele Cherrington, Dr Gordon Leroy Schooley and Stuart

James, having resolved as the Board of Directors of Progen that it is in the interests of Progen and the shareholders of Progen as a whole to do so, agree that if they are directors of Progen at the relevant time that:

(i)                                                     with respect to the 2009 AGM of Progen, they as directors on the Progen Board have decided to unanimously recommend that Progen shareholders vote in favour of all of any resolutions for the:

A.                                                   appointment of Tzong-Pai (Paul) Lin as a director of Progen;

B.                                                     reappointment of the following directors:

1)                                                      Stuart James (as Chairman of the Board with a casting vote);

2)                                                      (depending upon the resignation referred to in clause 6.1 (a) above): 2 of the following 3 persons (if required to be re-elected): Thomas Burt, Heng Hsin Tang, Joe Yeh-Chiao Lin;

3)                                                      (if required to be re-elected): Dr John Chiplin and Dr Julie Michele Cherrington,

and that the Board issue a written recommendation to that effect prior to the 2009 AGM;

(ii)                                                  with respect to the 2010 AGM of Progen, they as directors on the Progen Board shall unanimously recommend that Progen shareholders vote in favour of all of any resolutions for the:

A.                                                   reappointment of the following directors:

1)                                                      Stuart James as Chairman of the Progen Board, with a casting vote (if required to be re-elected) or any replacement that filled a casual vacancy left by Mr James (if required to be re-elected);

2)                                                      (depending upon the resignation referred to in clause 6.1 (a) above): 2 of the following 3 persons (if required to be re-elected): Thomas Burt, Heng Hsin Tang, Joe Yeh-Chiao Lin;

3)                                                      (if required to be re-elected): Dr John Chiplin and Dr Julie Michele Cherrington or any replacement that filled a casual vacancy left by them (if required to be re-elected);

4)                                                      Tzong-Pai (Paul) Lin (if required to be re-elected) or any replacement that filled a casual vacancy left by Dr Lin (if required to be re-elected), and that any relevant notice of meeting include a statement by the Board to that effect; and

(iii)                                               with respect to any casual vacancies of directors for a period of 18 months from the date of execution of this deed by all parties, they as directors on the Progen Board shall unanimously recommend that Progen shareholders vote in favour of a resolution to fill the casual relevant vacancy with the replacement director (who must have had previous experience as a director of a publicly listed company and be of good character and be a person other than Justus Homburg, Stephen Chang or their associate (as defined by section 9 of the Corporations Act 2001) as nominated by the outgoing director;

(iv)                                              with respect to the 2009 and 2010 AGM of Progen they will not nominate or support the nomination of Justus Homburg or Stephen Chang as directors of Progen;

(v)                                                 they will not change, withdraw or modify their recommendation in favour of the resolutions,

unless the Board has first obtained written external legal advice that these directors of Progen, by virtue of their fiduciary duties, are required not to make the recommendations or to change, withdraw or modify their recommendation (as applicable) in which event, upon the directors of Progen not acting in accordance with the provisions of clause 6.2(b) above Medigen is released from the obligations referred to in clause 4(b)(i), (ii) and (iii) above.

(c)                                                   Progen will:

(i)                                                     with respect to the 2009 AGM of Progen recommend that Progen shareholders vote in favour of all of any resolutions for the:

A.                                                   appointment of Tzong-Pai (Paul) Lin as a director of Progen;

B.                                                     reappointment of the following directors:

1)                                                      Stuart James (as Chairman of the Board with a casting vote);

2)                                                      (depending upon the resignation referred to in clause 6.1 (a) above): 2 of the following 3 persons (if required to be re-elected): Thomas Burt, Heng Hsin Tang, Joe Yeh-Chiao Lin;

3)                                                      (if required to be re-elected): Dr John Chiplin and Dr Julie Michele Cherrington or any replacement that filled a casual vacancy left by them (if required to be re-elected);

and that Progen issue a written recommendation to that effect prior to the 2009 AGM;

(ii)                                                  with respect to the 2010 AGM of Progen, recommend that Progen shareholders vote in favour of all of any resolutions for the:

A.                                                   reappointment of the following directors:

1)                                                      Stuart James as Chairman of the Progen Board, with a casting vote (if required to be re-elected) or any replacement that filled a casual vacancy left by Mr James (if required to be re-elected);

2)                                                      (depending upon the resignation referred to in clause 6.1 (a) above): 2 of the following 3 persons (if required to be re-elected): Thomas Burt, Heng Hsin Tang, Joe Yeh-Chiao Lin;

3)                                                      (if required to be re-elected): Dr John Chiplin and Dr Julie Michele Cherrington or any replacement that filled a casual vacancy left by them (if required to be re-elected);

4)                                                      Tzong-Pai (Paul) Lin (if required to be re-elected) or any replacement that filled a casual vacancy left by Dr Lin (if required to be re-elected), and that any relevant notice of meeting include a statement by Progen to that effect; and

(iii)                                               will not change, withdraw or modify its recommendation in favour of the resolutions unless Progen has first obtained written external legal advice that it ought not make the recommendations or ought to change, withdraw or modify its recommendation (as applicable) in which event, upon Progen not acting in accordance with the provisions of clause 6.2 (c) above the Medigen is released from the obligations referred to in clause 4(b) (i), (ii) and (iii)  above.

6.3                                               Miscellaneous Obligations

(a)                                                   All parties to this deed must do everything necessary to give effect to clause 6.1, 6.2 and 6.3 of this deed.

(b)                                                  For the lesser of the period of 18 months from the date of execution of this deed by all parties to this deed or the period for which Medigen retains the Medigen Shares, Progen undertakes to Medigen that it will use its best endeavours to obtain an undertaking from all future directors on its board that neither Justus Homburg or Mr Stephen Chang or their associates (as defined by section 9 of the Corporations Act 2001) will be permitted to fill a casual vacancy on its board or perform the role of CEO of Progen.

(c)                                                   Progen and Medigen agree to consent to the Supreme Court of Queensland making an order in the terms set out in Annexure A to this deed.

(d)                                                  All parties to this deed agree that the performance of the obligations contained in clauses 2 to 11 (inclusive) of this deed are conditional upon the Supreme Court of Queensland making an order in the terms set out in order 2 of Annexure A to this deed regarding section 259A of the Corporations Act 2001.

(e)                                                   Progen warrants that for the lesser of the period of 18 months from the date of execution of this deed by all parties to this deed or the period for which Medigen retains the Medigen Shares, it will not enter into an arrangement with the Excluded Persons to acquire a relevant interest in the Excluded Persons’ shares in Progen in breach of section 606 of the Act, without obtaining an order of the court or a modification from ASIC permitting such arrangement.

7.                                                      Progen Chief Executive Officer

Upon execution of this deed by all parties, the following will occur with respect to the position of Chief Executive Officer of Progen:

(a)                                                   the Board of Progen will immediately take the necessary steps to terminate the employment of Justus Homburg as CEO of Progen in a manner consistent with the terms of his employment contract dated 7 April 2006;

(b)                                                  the Board of Progen will appoint an international executive search firm to short list suitably experienced and qualified candidates for the position of CEO of Progen and Stephen Chang and Justus Homburg will not be considered by the search firm for the position of CEO of Progen;

(c)                                                   the executive search process for the position of CEO of Progen will be overseen by a sub-committee of the Board of Progen.  The sub-committee will comprise three directors of Progen made up of:

(i)                                                     Dr John Chiplin as sub-committee chairman; and

(ii)                                                  two of Thomas Burt, Heng Hsin Tang or Dr Paul Lin (if he is appointed as a director of Progen);

(d)                                                  once the short list of candidates for the position of CEO of Progen is finalised, with the assistance of the international executive search firm the sub-committee of the Board will make a recommendation to the Board of Progen for approval.

8.                                                      Binding effect of this deed

This deed binds the parties and any executor, administrator, transferee, assignee, liquidator or trustee in bankruptcy appointed in respect of it.

9.                                                      Disposal of Proceedings

Each party must do immediately all things necessary, expedient, or convenient to dispose of the Proceedings.

10.                                               Costs

Each party will bear its own costs of and incidental to the Proceedings and facts and matters the subject of this Deed.

11.                                               Warranty

(a)                                                   Medigen and the Miscellaneous Parties warrant that they have taken independent legal advice as to the nature, effect and extent of this deed.

(b)                                                  Save for CCH Investment which has provided details of its shareholding in Progen, Progen warrants that according to its records the following persons held the following shares in Progen as at the indicated dates:

Name	Shareholding	Percentage holding in Progen	Date of last confirmation
Medigen Biotechnology Corporation	2,096,482	8.48%	12/11/09
CCH Investment	965,356	3.91%	17/11/09
Chi-Liang Yang	472,992	1.91%	12/11/09
Yung-Fong Lu	396,816	1.61%	12/11/09
Ho-Lung Wu	388,694	1.57%	12/11/09
James Huang	439,045	1.78%	14/7/09 Substantial Shareholder notice
Dr Gordon Schooley	7,434	0.03%	12/11/09
Dr John Chiplin	0	0%	12/11/09
Dr Julie Cherrington	0	0%	12/11/09
Thomas Burt	0	0%	12/11/09
Tzong-Pai (Paul) Lin	0	0%	12/11/09
Stuart James	0	0%	12/11/09
Heng Hsin Tang	1,500	0.01%	2/11/09
Joe Yeh-Chiao Lin	5,923	0.02%	3/11/09
TOTAL:	4,774,242	19.32%

(c)                                                   Medigen warrants (in respect of its own shares) that the number of shares attributed to it above is correct.

(d)                                                  The parties to this deed acknowledge that each other party is relying on the warranties in this clause in executing this deed.

12.                                               General

12.1                                        Governing law

This deed is governed by and must be construed according to the laws of Queensland, Australia.

12.2                                        Jurisdiction

(a)                                                   Each party irrevocably submits to the non exclusive jurisdiction of the courts of Queensland, and the courts competent to determine appeals from those courts, with respect to any proceedings which may be brought at any time relating in any way to this deed.

(b)                                                  Each party irrevocably waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, where that venue falls within clause 12.2 (a).

12.3                                        Severance

If at any time any provision of this deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair:

(a)                                                   the legality, validity or enforceability in that jurisdiction of any other provision of this deed; or

(b)                                                  the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this deed.

12.4                                        Entire agreement

To the extent permitted by law, in relation to the subject matter of this deed, this deed:

(a)                                                   embodies the entire understanding of the parties, and constitutes the entire terms agreed by the parties; and

(b)                                                  supersedes any prior written or other agreement of the parties.

12.5                                        Amendments

This deed may only be varied by a deed signed by or on behalf of each party.

12.6                                        Waiver

(a)                                                   Failure to exercise or enforce, or a delay in exercising or enforcing, or the partial exercise or enforcement of, a right, power or remedy provided by law or under this deed by a party does not preclude, or operate as a waiver of, the exercise or enforcement, or further exercise or enforcement, of that or any other right, power or remedy provided by law or under this deed.

(b)                                                  A waiver or consent given by a party under this deed is only effective and binding on that party if it is given or confirmed in writing by that party.

(c)                                                   No waiver of a breach of a term of this deed operates as a waiver of another breach of that term or of a breach of any other term of this deed.

13.                                               Acknowledgments

The parties acknowledge that they enter into this deed fully and voluntarily on their own information and investigation.  Each party to this deed acknowledges that it is their intention to, and they do, fully, finally, absolutely and forever settle according to the provisions of this deed any and all, Claims which now exist, or may exist or have ever existed between them.

14.                                               Counterparts

This deed may be executed in any number of counterparts and by the parties on separate counterparts (including by way of email exchange).  Each counterpart constitutes the agreement of each party who has executed and delivered that counterpart.

Executed as a deed.

Executed by Progen Pharmaceuticals Limited (ACN 010 975 612) in accordance with Section 127 of the Corporations Act 2001 (Cth) by or in the presence of:

Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full

Date:

Executed by Medigen Biotechnology Corporation of Taiwan in accordance with laws of Taiwan by or in the presence of:

Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full

Date:

Executed by Dr John Chiplin of 63 The Esplanade, Mosman in the State of New South Wales, Australia (2088) by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Executed by Dr Julie Michele Cherrington of 1311 Caminito Faro, La Jolla, California, United States of America (92037) by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Executed by Dr Gordon Leroy Schooley of 14350 Via Baroda, San Diego, California, United States of America (92130) by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Executed by Thomas James Burt of 251/55 Victoria Harbour Promenade, Docklands, in the State of Victoria, Australia (3008) by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Executed by Tzong-Pai (Paul) Lin of Room 8, 6F, No. 68, Sec.4 Roosevelt Boulevard Taipei, Taiwan by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Executed by Stuart Bruce James of 7 Glan Avon Road, Hawthorn, in the State of Victoria, Australia (3122) by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Executed by Heng Hsin Tang of 66 Bordeaux Street Eight Mile Plains Queensland by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Executed by Joe Yeh-Chiao Lin of 19 Harrison Street, Stretton in the State of Queensland

by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Annexure A - Order

Deed of Settlement and Release

Progen Pharmaceuticals Limited (ACN 010 975 612)

Progen

Yung-Fong Lu, Chi-Liang Yang and Ho-Lung Wu

Shareholders

Dr John Chiplin, Dr Julie Michele Cherrington, Dr Gordon Leroy Schooley, Thomas James Burt, Tzong-Pai (Paul) Lin, Heng Hsin Tang and Joe Yeh-Chiao Lin and Stuart Bruce James

Miscellaneous Parties

Clayton Utz

Lawyers

Level 28, Riparian Plaza 71 Eagle Street Brisbane QLD 4000 Australia

GPO Box 55 Brisbane QLD 4001

T + 61 7 3292 7000 F +61 7 3221 9669

www.claytonutz.com

Our reference  12154/15936/80092418

Contents

1.	Definitions and interpretation		i

	1.1	Definitions	i
	1.2	Interpretation	ii

2.	Undertakings		iii

3.	Procurements and Recommendations		iv

	3.1	Shareholder procurements	iv
	3.2	Progen Procurements and Agreement with the Shareholders	v
	3.3	Further Obligations	vii

4.	Release		viii

	4.1	Release of Progen	viii
	4.2	Release of the Shareholders	viii
	4.3	Related Parties	viii

5.	Share Stability		viii

6.	Progen Chief Executive Officer		ix

7.	Binding effect of this deed		x

8.	Disposal of Proceedings		x

9.	Costs		x

10.	Warranty		x

11.	General		xi

	11.1	Governing law	xi
	11.2	Jurisdiction	xi
	11.3	Severance	xii
	11.4	Entire agreement	xii
	11.5	Waiver	xii

12.	Acknowledgments		xii

13.	Counterparts		xii

i

Deed of Settlement and Release dated

Parties                                                                                         Progen Pharmaceuticals Limited (ACN 010 975 612) of 16 Benson Street, Brisbane, Queensland, Australia 4066 (Progen)

Yung-Fong Lu, Chi-Liang Yang and Ho-Lung Wu (Shareholders)

Dr John Chiplin, Dr Julie Michele Cherrington, Dr Gordon Leroy Schooley, Thomas James Burt, Tzong-Pai (Paul) Lin, Heng Hsin Tang, Joe Yeh-Chiao Lin and Stuart Bruce James (Miscellaneous Parties)

Recitals

1.                                                       Progen is a public company incorporated according to the Corporations Act 2001 (Act) that, at all material times, has carried on business as a globally focused biotechnology company engaged in the discovery, development and commercialisation of small molecule pharmaceuticals primarily for the treatment of cancer and was carrying on the research known as the PI-88 technology relating to stopping the progression and metastasis of cancer.

2.                                                       During 2009 Disputes arose and Progen issued Proceedings against the Shareholders and other persons/entities. The Shareholders deny the allegations in the Statement of Claim.

3.                                                       Without admission of liability and to avoid the cost and inconvenience of litigation, the Shareholders and Progen have agreed to resolve the Proceedings and the Disputes between them on the basis set out in this deed.

Operative provisions

15.                                               Definitions and interpretation

15.1                                        Definitions

In this deed:

Act means Corporations Act 2001 (Cth).

Board Composition Resolution means any resolution to:

(a)                 elect, appoint or remove a director or which would otherwise affect the tenure or appointment of a director; or

(b)                 amend the constitution (or take any other step) to affect the power, composition or proceedings of the board of directors of Progen, the number of directors of Progen or the role of Stuart James as Chairman of the Board of Directors of Progen.

Claims means all actions, suits, claims, demands, causes of action (whether legal, equitable, in negligence, under any statute or otherwise), costs and expenses and all other liabilities of any nature whatsoever (whether or not the parties were or could have been aware of them) in any way related to the Disputes or circumstances arising out of or in any way connected or related to the Disputes excluding any claims against Former Directors and Officers in respect of breaches of their duties and obligations owed to Progen or to its shareholders.

Current Directors and Officers means the persons holding the position of a director or officer of Progen on or after 2 July 2009, other than Justus Homburg.

Disputes means:

(c)                                                   whether the Shareholders have engaged in conduct as alleged in the Statement of Claim in contravention of section 606 of the Act;

(d)                                                  whether the directors of Progen acted properly in authorising the Proceedings to be issued against the Shareholders and other persons/entities based on facts and matters alleged in the Statement of Claim; and

(e)                                                   the Proceedings.

Excluded Persons means Joe Yeh-Chiao Lin, Heng Hsin Tang, Fu-Chang Tsai, Fu-Ying Wang, Fu Mei Wang, Lee Li Hsueh Yang, Su-Hua Chuang, Pai-Mao Lin, Lee Chuan Huang and Ya Wen Huang.

Former Directors and Officers means the directors and officers of Progen, other than the Current Directors and Officers.

Miscellaneous Parties means Dr John Chiplin, Dr Julie Michele Cherrington, Dr Gordon Leroy Schooley, Thomas James Burt, Tzong-Pai (Paul) Lin, Heng Hsin Tang, Joe Yeh-Chiao Lin and Stuart Bruce James.

Proceedings means the proceedings in the Supreme Court of Queensland (number BS 8391 of 2009, Brisbane Registry).

Related Party means:

(f)                                                     a “related body corporate” as defined under section 50 of the Corporations Act 2001;

(g)                                                  an “associated entity” as defined under section 50AAA of the Corporations Act 2001; and

(h)                                                  a director or officer of Progen (other than a person who is one of the Former Directors and Officers) or an entity described in subparagraphs (a) and (b) above.

Shares means the shares in Progen owned by each of the Shareholders.

Shareholders means Yung-Fong Lu, Chi-Liang Yang and Ho-Lung Wu.

Statement of Claim refers to the Statement of Claim which was filed in the Proceedings on 28 September 2009.

15.2                                        Interpretation

In this deed:

(a)                                headings are for convenience only and do not affect interpretation,

and unless the context indicates a contrary intention:

(b)                               an obligation or liability assumed by, or a right conferred on, 2 or more persons binds or benefits them jointly and severally;

(c)                                person includes an individual, the estate of an individual, a corporation, an authority, an association or a joint venture (whether incorporated or unincorporated), a partnership and a trust;

(d)                              a reference to a party includes that party’s executors, administrators, successors and permitted assigns, including persons taking by way of novation and, in the case of a trustee, includes a substituted or an additional trustee and further includes any person claiming on behalf of or under or through a party to this deed;

(e)                               a reference to a document (including this deed) is to that document as varied, novated, ratified or replaced from time to time;

(f)                                 a reference to a statute or statutory provision includes a statutory modification or re-enactment of it or a statutory provision substituted for it, and each ordinance, by-law, regulation, rule and statutory instrument (however described) issued under it;

(g)                              a word importing the singular includes the plural (and vice versa), and a word indicating a gender includes every other gender;

(h)                              a reference to a party, clause, schedule, exhibit, attachment or annexure is a reference to a party, clause, schedule, exhibit, attachment or annexure to or of this deed, and a reference to this deed includes all schedules, exhibits, attachments and annexures to this deed;

(i)                                  if a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

(j)                                  nothing in this Deed is to be interpreted against a party solely on the ground that the party put forward this Deed or a relevant part of it.

(k)                               includes in any form is not a word of limitation; and

(l)                                  a reference to $ or dollar is to Australian currency.

16.                                               Undertakings

The Shareholders hereby undertake to Progen (and agree to also provide such undertakings to the Supreme Court of Queensland) that each of them:

(e)                 will not act in any manner whatsoever that contravenes section 606 of the Act in respect of his/her shareholding (whether legally or beneficially held) in Progen, and:

(i)                                                    will direct any person or entity who holds shares in Progen on their behalf to act consistently with the provisions of this deed;

(ii)                                                 will not give any directions to any person or entity who holds shares in Progen on their behalf to act in any manner inconsistent with the provisions of this deed; and

(f)                  subject to Progen complying with its obligations in clause 5 and on condition that the Miscellaneous Parties continue to observe their statutory and fiduciary duties to Progen, he/she:

(i)                                                    will not for the lesser of a period of 18 months from the date of execution of this deed by all parties or the period for which she/he retains her/his respective Shares, take, or join in taking, any action (or give any direction either directly or indirectly to any person who holds shares in Progen on their behalf) to:

A.                                                   cause a general meeting of members of Progen to be convened under any of sections 249D, 249E, 249F or 249G of the Act or clauses 8.5 or 8.7 of Progen’s Constitution; or

B.                                                     cause a resolution to be considered at a general meeting of members of Progen under sections 249N and 249O of the Act,

concerning or involving a Board Composition Resolution without the written consent of a majority of the Board of Directors of Progen in accordance with its Constitution, save for a proposed resolution to appoint Justus Homburg or Stephen Chang as a director of Progen.

(ii)                 will for the lesser of a period of 18 months from the date of execution of this deed by all parties or the period for which she/he retains her/his respective Shares cause her/his Shares to be voted on any Board Composition Resolutions moved at a general meeting of members convened in the period of 18 months from the date of execution of this deed, in accordance with the recommendation of a majority of the directors of Progen in accordance with its Constitution, save for a proposed resolution to appoint Justus Homburg or Stephen Chang as a director of Progen.

(iii)                will for the lesser of a period of 18 months from the date of execution of this deed by all parties or the period for which she/he retains her/his respective Shares appoint Stuart James while he holds the office of Chairman of Progen as corporate representative under section 250D of the Act in the case of a body corporate, and as proxy under section 249X of the Act to vote on any Board Composition Resolution in the case of an individual, to vote in accordance with the previous provisions of this deed and not to take any steps to revoke or override that appointment.

(iv)               will not dispose of or otherwise deal with her, his Shares in such a way so as to avoid the obligations described in clauses 2(b)(i), (ii) or (iii) of this deed.  Subject to the foregoing, the Shareholders remain free to dispose of their shares on the open market and/or in an other arms length transaction (such as a share buy back).

17.                                               Procurements and Recommendations

17.1                                        Shareholder procurements

The Shareholders shall use their best endeavours to procure the resignation (and withdrawal of nomination as director for the 2009 AGM) of one of the following persons as director of Progen within 7 days of the date of execution of this deed by all parties (such resignation to take effect at the 2009 AGM of Progen or such other date as it is held):

(a)                                                   Mr Thomas Burt;

(b)                                                  Mr Heng Hsin Tang; and

(c)                                                   Mr Joe Yeh-Chiao Lin,

and if the Shareholders are unable to do so, Mr Joe Yeh-Chiao Lin agrees to resign as a director of Progen and withdraw his nomination as director for the 2009 AGM.

17.2                                        Progen Procurements and Agreement with the Shareholders

(a)                                                   Dr Gordon Leroy Schooley will resign as a director of Progen and withdraw his nomination as director for the 2009 AGM within 7 days of the date of execution this deed by all parties to this deed of his resignation to take effect on the date of Progen’s 2009 AGM.

(b)                                                  Each of Mr Thomas Burt, Mr Heng Hsin Tang, Mr Joe Yeh-Chiao Lin, Dr John Chiplin, Dr Julie Michele Cherrington, Dr Gordon Leroy Schooley and Stuart James having resolved as the Board of Directors of Progen that it is in the interests of Progen and the shareholders of Progen as a whole to do so, agree that if they are directors of Progen at the relevant time that:

(i)                                                    with respect to the 2009 AGM of Progen, they as directors on the Progen Board have decided to unanimously recommend that Progen shareholders vote in favour of all of any resolutions for the:

A.                                                   appointment of Tzong-Pai (Paul) Lin as a director of Progen;

B.                                                     reappointment of the following directors:

1)                                                      Stuart James (as Chairman of the Board with a casting vote);

2)                                                      (depending upon the resignation referred to in clause 3.1 above): 2 of the following 3 persons (if required to be re-elected): Thomas Burt, Heng Hsin Tang, Joe Yeh-Chiao Lin; and

3)                                                      (if required to be re-elected): Dr John Chiplin, and Dr Julie Michele Cherrington,

and that the Board issue a written recommendation to that effect prior to the 2009 AGM;

(ii)                                                 with respect to the 2010 AGM of Progen, they as directors on the Progen Board shall unanimously recommend that Progen shareholders vote in favour of all of any resolutions for the:

A.                                                   reappointment of the following directors:

1)                                                      Stuart James as Chairman of the Progen Board, with a casting vote (if required to be re-elected) or any replacement that filled a casual vacancy left by Mr James (if required to be re-elected);

2)                                                      (depending upon the resignation referred to in clause 3.1 above): 2 of the following 3 persons (if required to be re-elected): Thomas Burt, Heng Hsin Tang, Joe Yeh-Chiao Lin;

3)                                                      (if required to be re-elected): Dr John Chiplin and Dr Julie Michele Cherrington or any replacement that filled a casual vacancy left by them (if required to be re-elected); and

4)                                                      Tzong-Pai (Paul) Lin (if required to be re-elected) or any replacement that filled a casual vacancy left by Dr Lin (if required to be re-elected), and that any relevant notice of meeting include a statement by the Board to that effect; and

(iii)                                             with respect to any casual vacancies of directors for a period of 18 months from the date of execution of this deed by all parties, they as directors on the Progen Board shall unanimously recommend that Progen shareholders vote in favour of a resolution to fill the casual relevant vacancy with the replacement director (who must have had previous experience as a director of a publicly listed company and be of good character and be a person other than Justus Homburg, Stephen Chang or their associate (as defined by section 9 of the Corporations Act 2001) nominated by the outgoing director;

(iv)                                            with respect to the 2009 and 2010 AGM of Progen they will not nominate or support the nomination of Justus Homburg or Stephen Chang as directors of Progen; and

(v)                                                 they will not change, withdraw or modify their recommendation in favour of the resolutions,

unless the Board has first obtained written external legal advice that these directors of Progen, by virtue of their fiduciary duties, are required not to make the recommendations or to change, withdraw or modify their recommendation (as applicable) in which event, upon the directors of Progen not acting in accordance with the provisions of clause 3.2 (b) above the Shareholders are released from the obligations referred to in clause 2 (b) (i), (ii) and (iii) above.

(c)                                                   Progen will:

(i)                                                    with respect to the 2009 AGM of Progen recommend that Progen shareholders vote in favour of all of any resolutions for the:

A.                                                   appointment of Tzong-Pai (Paul) Lin as a director of Progen;

B.                                                     reappointment of the following directors:

1)                                                      Stuart James (as Chairman of the Board with a casting vote);

2)                                                      (depending upon the resignation referred to in clause 3.1 above): 2 of the following 3 persons (if required to be re-elected): Thomas Burt, Heng Hsin Tang, Joe Yeh-Chiao Lin; and

3)                                                      (if required to be re-elected): Dr John Chiplin and Dr Julie Michele Cherrington or any replacement that filled a casual vacancy left by them (if required to be re-elected), and that Progen issue a written recommendation to that effect prior to the 2009 AGM;

(ii)                                                 with respect to the 2010 AGM of Progen, recommend that Progen shareholders vote in favour of all of any resolutions for the:

A.                                                   reappointment of the following directors:

1)                                                      Stuart James as Chairman of the Progen Board, with a casting vote (if required to be re-elected) or any replacement that filled a casual vacancy left by Mr James (if required to be re-elected);

2)                                                      (depending upon the resignation referred to in clause 3.1 above): 2 of the following 3 persons (if required to be re-elected): Thomas Burt, Heng Hsin Tang, Joe Yeh-Chiao Lin;

3)                                                      (if required to be re-elected): Dr John Chiplin and Dr Julie Michele Cherrington or any replacement that filled a casual vacancy left by them (if required to be re-elected); and

4)                                                      Tzong-Pai (Paul) Lin (if required to be re-elected) or any replacement that filled a casual vacancy left by Dr Lin (if required to be re-elected), and that any relevant notice of meeting include a statement by Progen to that effect; and

(iii)                                               will not change, withdraw or modify its recommendation in favour of the resolutions,

unless Progen has first obtained written external legal advice that it ought not make the recommendations or ought to change, withdraw or modify its recommendation (as applicable) in which event, upon Progen not acting in accordance with the provisions of clause 3.2(c) above the Shareholders are released from the obligations referred to in clause 2 (b) (i), (ii) and (iii) above.

17.3                                        Further Obligations

(a)                                                   All parties to this deed must do everything necessary to give effect to clauses 3.1 and 3.2 of this deed.

(b)                                                  Progen and each of the Shareholders agree to consent to the Supreme Court of Queensland making an order in the terms set out in Annexure A to this deed.

(c)                                                   All parties to this deed agree that the performance of the obligations contained in clauses 2 to 10 (inclusive) of this deed are conditional upon the Supreme Court of Queensland making an order in the terms set out in order 2 of Annexure A to this deed regarding section 259A of the Corporations Act 2001.

(d)                                                  Progen warrants that for the lesser of the period of 18 months from the date of execution of this deed by all parties to this deed or the period for which the Shareholders retain their Shares, it will not enter into an arrangement with the Excluded Persons to acquire a relevant interest in the Excluded Persons’ shares in Progen in breach of section 606 of the Act, without obtaining an order of the court or a modification from ASIC permitting such arrangement.

18.                                               Release

18.1                                        Release of Progen

The Shareholders release and discharge Progen and any Related Party from all Claims which the Shareholders:

(d)                                                  now have;

(e)                                                   at any time had;

(f)                                                     may have; or

(g)                                                  but for this deed, could or might have had,

against Progen and/or any Related Party.

18.2                                        Release of the Shareholders

Progen releases and discharges the Shareholders from all Claims which Progen:

(h)                                                  now has;

(i)                                                      at any time had;

(j)                                                      may have; or

(k)                                                   but for this deed, could or might have had,

against the Shareholders.

18.3                                        Related Parties

(l)                  The Shareholders and Progen (as promisors) covenant and agree with each other (as promisees) that, in consideration of the matters contained in this deed, they will do all things necessary to ensure that all persons included in the definition of Related Party (as beneficiaries) receive the full benefit of the releases and discharges as contemplated by this deed.

(m)                Without limiting any other clause and without affecting the rights of the parties inter se arising under the provisions of this deed, this deed shall operate as a deed poll by each of the parties in favour of all persons included in the definition of the Related Party that are not signatories to this deed.

19.                                                Share Stability

(a)                 Each of the Shareholders will not for the lesser of a period of 18 months from the date of execution of this deed by all parties or the period for which she/he retains her/his respective Shares increase her/his shareholding in Progen, save and except for the case where shares are acquired from one of:

(i)                                                     the Shareholders; or

(ii)                                                  CCH Investment Corporation (a company incorporated in Western Samoa), Tzu Liang Huang (also known as James Huang) or Medigen Biotechnology Corporation (a company incorporated in Taiwan).

(b)                                                  Each of the Miscellaneous Parties will not for the lesser of a period of 18 months from the date of execution of this deed by all parties or the period for which she/he retains her/his respective shares in Progen increase her/his relevant interest (if any) in Progen, save and except for the case where shares are acquired from one of :

(i)                                                     the Shareholders; or

(ii)                                                  CCH Investment Corporation (a company incorporated in Western Samoa), Tzu Liang Huang (also known as James Huang) or Medigen Biotechnology Corporation (a company incorporated in Taiwan).

(c)                                                   Progen will cause a search to be undertaken of its share register prior to any vote with respect to a Board Composition Resolution.  In the event any of the Shareholders or CCH Investment Corporation (a company incorporated in Western Samoa), Tzu Liang Huang (also known as James Huang) or Medigen Biotechnology Corporation (a company incorporated in Taiwan) or the Miscellaneous Parties (together referred to as the Controlled Parties) in total have increased his/her shareholding in Progen such that the relative percentage of the relevant interest  in Progen owned by the Controlled Parties has increased above the relative percentage of shares in Progen owned by the Controlled Parties as at the date of this deed (Relevant Percentage), or Progen receives a Substantial Shareholder Notice pursuant to section 671B of the Corporations Act 2001, indicating a Controlled Party has acquired a relevant interest in shares such that the Relevant Percentage would be exceeded if the relevant interest was counted, Progen will give notice of that fact to each of the Controlled Parties.

(d)                                                  If at any time (including in the circumstance in clause 5(c)) Progen becomes aware that any of the Controlled Parties has acquired a relevant interest in shares in Progen such that the Relevant Percentage would be exceeded if the relevant interest was counted, Progen will give notice of that fact to each of the Controlled Parties (which may be by a notice given under clause 5(c)).

(e)                                                   The Controlled Parties agree that if the acquisition of a relevant interest has resulted from one of the Controlled Parties not complying with clauses 5(a) or (b), that non complying party will, within 10 Business Days of receipt of the notice, dispose to a person who is not an associate (as defined by section 12 of the Corporations Act 2001) the relevant interestin Progen necessary to ensure that the Relevant Percentage is not exceeded.

(f)                                                     Progen will provide such information to the Controlled Parties as may be required by them to enable them to comply with clause 5(e).

(g)                                                  Progen warrants that it will enter into an agreement with all other of the Controlled Parties (save for Heng Hsin Tang and Joe Yeh-Chiao Lin) to a similar effect as the requirements of this clause.

20.                                               Progen Chief Executive Officer

Upon execution of this deed by all parties, the following will occur with respect to the position of Chief Executive Officer of Progen:

(n)                                                  the Board of Progen will immediately take the necessary steps to terminate the employment of Justus Homburg as CEO of Progen in a manner consistent with the terms of his employment contract dated 7 April 2006;

(o)                                                  the Board of Progen will appoint an international executive search firm to short list suitably experienced and qualified candidates for the position of CEO of Progen and Stephen Chang and Justus Homburg will not be considered by the search firm for the position of CEO of Progen;

(p)                                                  the executive search process for the position of CEO of Progen will be overseen by a sub-committee of the Board of Progen.  The sub-committee will comprise three directors of Progen made up of:

(i)                                                     Dr John Chiplin as sub-committee chairman; and

(ii)                                                  two of Thomas Burt, Heng Hsin Tang or Dr Paul Lin (if he is appointed as a director of Progen); and

(q)                                                  once the short list of candidates for the position of CEO of Progen is finalised, with the assistance of the international executive search firm the sub-committee of the Board will make a recommendation to the Board of Progen for approval.

21.                                               Binding effect of this deed

This deed binds the parties and any executor, administrator, transferee, assignee, liquidator or trustee in bankruptcy appointed in respect of it.

22.                                               Disposal of Proceedings

Each party must do immediately all things necessary, expedient, or convenient to dispose of the Proceedings.

23.                                               Costs

Each party will bear its own costs of and incidental to the Proceedings.

24.                                               Warranty

(a)                                                   Each of the Shareholders and the Miscellaneous Parties warrant that:

(i)                                                    they have taken independent legal advice as to the nature, effect and extent of this deed;

(ii)                                                 neither Progen nor its officers have:

A.                                                   made any promise, representation or inducement to; or

B.                                                     been party to any conduct material to any of the Shareholders entering into this deed other than as set out in this deed; and

(iii)                                              save for CCH Investment which has provided details of its shareholding in Progen, Progen warrants that according to its records the following shares in Progen were held in the following names at the indicated dates:

Name	Shareholding	Percentage holding in Progen	Date of last confirmation
Medigen Biotechnology Corporation	2,096,482	8.48%	12/11/09
CCH Investment	965,356	3.91%	17/11/09
Chi-Liang Yang	472,992	1.91%	12/11/09
Yung-Fong Lu	396,816	1.61%	12/11/09
Ho-Lung Wu	388,694	1.57%	12/11/09
James Huang	439,045	1.78%	14/7/09 Substantial Shareholder notice
Dr Gordon Schooley	7,434	0.03%	12/11/09
Dr John Chiplin	0	0%	12/11/09
Dr Julie Cherrington	0	0%	12/11/09
Thomas Burt	0	0%	12/11/09
Tzong-Pai (Paul) Lin	0	0%	12/11/09
Stuart James	0	0%	12/11/09
Heng Hsin Tang	1,500	0.01%	2/11/09
Joe Yeh-Chiao Lin	5,923	0.02%	3/11/09
TOTAL:	4,774,242	19.32%

(b)                                                  The Shareholders each warrant (in respect of their own shares) that the number of shares attributed to him/her above is correct.

(c)                                                   The parties to this deed acknowledge that each other party is relying on the warranties in this clause in executing this deed.

25.                                               General

25.1                                        Governing law

This deed is governed by and must be construed according to the laws of Queensland, Australia.

25.2                                        Jurisdiction

(a)                                                   Each party irrevocably submits to the non exclusive jurisdiction of the courts of Queensland, and the courts competent to determine appeals from those courts, with respect to any proceedings which may be brought at any time relating in any way to this deed.

(b)                                                  Each party irrevocably waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, where that venue falls within clause 11.2 (a).

25.3                                        Severance

If at any time any provision of this deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair:

(a)                                                   the legality, validity or enforceability in that jurisdiction of any other provision of this deed; or

(b)                                                  the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this deed.

25.4                                        Entire agreement

To the extent permitted by law, in relation to the subject matter of this deed, this deed:

(a)                                                   embodies the entire understanding of the parties, and constitutes the entire terms agreed by the parties; and

(b)                                                  supersedes any prior written or other agreement of the parties.

25.5                                        Waiver

(a)                                                   Failure to exercise or enforce, or a delay in exercising or enforcing, or the partial exercise or enforcement of, a right, power or remedy provided by law or under this deed by a party does not preclude, or operate as a waiver of, the exercise or enforcement, or further exercise or enforcement, of that or any other right, power or remedy provided by law or under this deed.

(b)                                                  A waiver or consent given by a party under this deed is only effective and binding on that party if it is given or confirmed in writing by that party.

(c)                                                   No waiver of a breach of a term of this deed operates as a waiver of another breach of that term or of a breach of any other term of this deed.

26.                                               Acknowledgments

The parties acknowledge that they enter into this deed fully and voluntarily on their own information and investigation.  Each party to this deed acknowledges that it is their intention to, and they do, fully, finally, absolutely and forever settle according to the provisions of this deed any and all Claims which now exist, or may exist or have ever existed between them.

27.                                               Counterparts

This deed may be executed in any number of counterparts and by the parties on separate counterparts (including by way of email exchange).  Each counterpart constitutes the agreement of each party who has executed and delivered that counterpart.

Executed as a deed.

Executed by Progen Pharmaceuticals Limited (ACN 010 975 612) in accordance with Section 127 of the Corporations Act 2001 (Cth) by or in the presence of:

Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full

Date:

Executed by Joe Yeh-Chiao Lin of of 19 Harrison Street, Stretton in the State of Queensland by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Executed by Heng Hsin Tang of 66 Bordeaux Street, Eight Mile Plains Queensland by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Executed by Yung-Fong Lu of 6F, 14 Chong Cheng Road Section 2, Taipei, Taiwan by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Executed by Chi-Liang Yang of 8F, 106 Chong Cheng Road Section 2, Taipei, Taiwan by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Executed by Ho-Lung Wu of 4F, 3 Hsueh-Fu Road, Danshui, Taipei, Taiwan by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Executed by Dr John Chiplin of 63 The Esplanade, Mosman in the State of New South Wales, Australia (2088) by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Executed by Dr Julie Michele Cherrington of 1311 Caminito Faro, La Jolla, California, United States of America (92037) by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Executed by Dr Gordon Leroy Schooley of 14350 Via Baroda, San Diego, California, United States of America (92130) by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Executed by Thomas James Burt of 251/55 Victoria Harbour Promenade, Docklands, in the State of Victoria, Australia (3008) by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Executed by Tzong-Pai (Paul) Lin of Room 8, 6F, No. 68, Sec.4 Roosevelt Boulevard Taipei, Taiwan

by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Executed by Stuart Bruce James of 7 Glan Avon Road, Hawthorn, in the State of Victoria, Australia (3122) by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Annexure A - Order

Deed of Settlement and Release

Progen Pharmaceuticals Limited (ACN 010 975 612)

Progen

CCH Investment Corporation (a company incorporated in Western Samoa) and Tzu Liang Huang (also known as James Huang)

Huang and CCH

Dr John Chiplin, Dr Julie Michele Cherrington, Dr Gordon Leroy Schooley, Thomas James Burt, Tzong-Pai (Paul) Lin, Heng Hsin Tang, Joe Yeh-Chiao Lin and Stuart Bruce James

Miscellaneous Parties

Clayton Utz

Lawyers

Level 28, Riparian Plaza 71 Eagle Street Brisbane QLD 4000 Australia

GPO Box 55 Brisbane QLD 4001

T + 61 7 3292 7000 F +61 7 3221 9669

www.claytonutz.com

Our reference 12154/15936/80092418

Contents

1.	Definitions and interpretation		1

	1.1	Definitions	1
	1.2	Interpretation	3

2.	Undertakings		3

3.	Procurements and Recommendations		5

	3.1	Resignation and withdrawal	5
	3.2	Progen Procurements and Agreement with Huang and CCH	5
	3.3	Further Obligations	7

4.	Release		8

	4.1	Release of Progen	8
	4.2	Release of Huang and CCH	8
	4.3	Related Parties	8

5.	Share Stability		9

6.	Progen Chief Executive Officer		10

7.	Binding effect of this deed		10

8.	Disposal of Proceedings		10

9.	Costs		10

10.	Warranty		10

11.	General		11

	11.1	Governing law	11
	11.2	Jurisdiction	11
	11.3	Severance	12
	11.4	Entire agreement	12
	11.5	Amendments	12
	11.6	Waiver	12

12.	Acknowledgments		12

13.	Counterparts		12

i

Deed of Settlement and Release dated

Parties                                                                                         Progen Pharmaceuticals Limited (ACN 010 975 612) of 16 Benson Street, Brisbane, Queensland, Australia 4066 (Progen)

CCH Investment Corporation (a company incorporated in Western Samoa) and Tzu Liang Huang (also known as James Huang) (Huang and CCH)

Dr John Chiplin, Dr Julie Michele Cherrington, Dr Gordon Leroy Schooley, Thomas James Burt, Tzong-Pai (Paul) Lin, Heng Hsin Tang, Joe Yeh-Chiao Lin and Stuart Bruce James (Miscellaneous Parties)

Recitals

4.                                                       Progen is a public company incorporated according to the Corporations Act 2001 (Act) that, at all material times, has carried on business as a globally focused biotechnology company engaged in the discovery, development and commercialisation of small molecule pharmaceuticals primarily for the treatment of cancer and was carrying on the research known as the PI-88 technology relating to stopping the progression and metastasis of cancer.

5.                                                       During 2009 Disputes arose and Progen issued Proceedings against Huang and CCH and other persons/entities.  Huang and CCH deny the allegations in the Statement of Claim.

6.                                                       Without admission of liability and to avoid the cost and inconvenience of litigation, Huang and CCH and Progen have agreed to resolve the Proceedings and the Disputes on the basis set out in this deed.

Operative provisions

28.                                               Definitions and interpretation

28.1                                        Definitions

In this deed:

Act means Corporations Act 2001 (Cth).

Board Composition Resolution means any resolution to:

(a)                                                   elect, appoint or remove a director or which would otherwise affect the tenure or appointment of a director; or

(b)                                                  amend the constitution (or take any other step) to affect the power, composition and proceedings of the board of directors of Progen, the number of directors of Progen or the role of Stuart James as Chairman of the Board of Directors of Progen.

Claims means all actions, suits, claims, demands, causes of action (whether legal, equitable, in negligence, under any statute or otherwise), costs and expenses and all other liabilities of any nature whatsoever (whether or not the parties were or could have been aware of them) in any way related to the Disputes or circumstances arising out of or in any way connected or related to the Disputes excluding any claims against Former Directors and Officers in respect of breaches of their duties and obligations owed to Progen or to its shareholders.

CCH Related Party means:

(c)                                                   a “related body corporate” of CCH as defined under section 50 of the Corporations Act 2001;

(d)                                                  an “associated entity” of CCH as defined under section 50AAA of the Corporations Act 2001; and

(e)                                                   a director, officer, employee or agent, of CCH (other than a person who is one of the Former Directors and Officers) or an entity described in subparagraphs (a) and (b) above.

Current Directors and Officers means the persons holding the position of a director or officer of Progen on or after 2 July 2009, other than Justus Homburg.

Disputes means:

(f)                                                     whether Huang and CCH have engaged in conduct as alleged in the Statement of Claim in contravention of section 606 of the Corporations Act 2001 (Cth);

(g)                                                  whether the directors of Progen acted properly in authorising the Proceedings to be issued against Huang and CCH and other persons/entities based on facts and matters alleged in the Statement of Claim; and

(h)                                                  the Proceedings.

Excluded Persons means Joe Yeh-Chiao Lin, Heng Hsin Tang, Fu-Chang Tsai, Fu-Ying Wang, Fu Mei Wang, Lee Li Hsueh Yang, Su-Hua Chuang, Pai-Mao Lin, Lee Chuan Huang and Ya Wen Huang.

Former Directors and Officers means the directors and officers of Progen, other than the Current Directors and Officers.

Huang and CCH means CCH Investment Corporation and Tzu Liang Huang (also known as James Huang).

Huang and CCH Shares means the shares in Progen owned legally or beneficially by Huang and CCH.

Miscellaneous Parties means Dr John Chiplin, Dr Julie Michele Cherrington, Dr Gordon Leroy Schooley, Thomas James Burt, Tzong-Pai (Paul) Lin, Heng Hsin Tang, Joe Yeh-Chiao Lin and Stuart Bruce James.

Other Shareholders means Yung-Fong Lu, Chi-Liang Yang, Ho-Lung Wu, and Medigen Biotechnology Corporation (a company incorporated in Taiwan).

Proceedings means the proceedings in the Supreme Court of Queensland (number BS 8391 of 2009, Brisbane Registry).

Progen Related Party means:

(i)                                                      a “related body corporate” of Progen as defined under section 50 of the Corporations Act 2001;

(j)                                                      an “associated entity” of Progen as defined under section 50AAA of the Corporations Act 2001; and

(k)                                                   a director, officer, employee or agent, of Progen (other than a person who is one of the Former Directors and Officers) or an entity described in subparagraphs (a) and (b) above.

Statement of Claim refers to the Statement of Claim which was filed in the Proceedings on 28 September 2009.

28.2                                        Interpretation

In this deed:

(m)                             headings are for convenience only and do not affect interpretation,

and unless the context indicates a contrary intention:

(n)                               an obligation or liability assumed by, or a right conferred on, 2 or more persons binds or benefits them jointly and severally;

(o)                               person includes an individual, the estate of an individual, a corporation, an authority, an association or a joint venture (whether incorporated or unincorporated), a partnership and a trust;

(p)                               a reference to a party includes that party’s executors, administrators, successors and permitted assigns, including persons taking by way of novation and, in the case of a trustee, includes a substituted or an additional trustee and further includes any person claiming on behalf of or under or through a party to this deed;

(q)                               a reference to a document (including this deed) is to that document as varied, novated, ratified or replaced from time to time;

(r)                                  a reference to a statute or statutory provision includes a statutory modification or re-enactment of it or a statutory provision substituted for it, and each ordinance, by-law, regulation, rule and statutory instrument (however described) issued under it;

(s)                                a word importing the singular includes the plural (and vice versa), and a word indicating a gender includes every other gender;

(t)                                  a reference to a party, clause, schedule, exhibit, attachment or annexure is a reference to a party, clause, schedule, exhibit, attachment or annexure to or of this deed, and a reference to this deed includes all schedules, exhibits, attachments and annexures to this deed;

(u)                               if a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

(v)                               nothing in this Deed is to be interpreted against a party solely on the ground that the party put forward this Deed or a relevant part of it.

(w)                             includes in any form is not a word of limitation; and

(x)                                 a reference to $ or dollar is to Australian currency.

29.                                               Undertakings

Huang and CCH hereby undertakes to Progen (and agree to also provide such undertakings to the Supreme Court of Queensland) that he/it:

(r)                                                     will not act in any manner whatsoever that contravenes section 606 of the Act in respect of his/its shareholding (whether legally or beneficially held) in Progen, and:

(i)                                                     will direct any person or entity who holds shares in Progen on their behalf to act consistently with the provisions of this deed;

(ii)                                                  will not give any directions to any person or entity who holds shares in Progen on their behalf to act in any manner inconsistent with the provisions of this deed; and

(s)                                                   subject to Progen complying with its obligations in clause 5 and on condition that the Miscellaneous Parties continue to observe their statutory and fiduciary duties to Progen, he/it:

(i)                                                     will not for the lesser of the period of 18 months from the date of execution of this deed by all parties or the period for which he/it retains his/its respective Huang and CCH Shares, take, or join in taking, any action (or give any direction either directly or indirectly to any person who holds shares in Progen on their behalf) to:

A.                                                   cause a general meeting of members of Progen to be convened under any of sections 249D, 249E, 249F or 249G of the Act or clauses 8.5 or 8.7 of Progen’s Constitution; or

B.                                                     cause a resolution to be considered at a general meeting of members of Progen under section 249N and 249O of the Act,

concerning or involving a Board Composition Resolution without the written consent of a majority of the Board of Directors of Progen in accordance with its Constitution, save for a proposed resolution to appoint Justus Homburg or Stephen Chang as a director of Progen.

(ii)                                                  will, so long as he/it retains his/its respective Huang and CCH Shares, cause his/its respective Huang and CCH Shares to be voted on any Board Composition Resolutions moved at a general meeting of members convened in the period of 18 months from the date of execution of this deed, in accordance with the recommendation of a majority of the directors of Progen in accordance with its Constitution, save for a proposed resolution to appoint Justus Homburg or Stephen Chang as a director.

(iii)                                               will in respect of his/its respective Huang and CCH Shares, so long as he/it retains his/its respective Huang and CCH Shares, appoint Stuart James while he holds the office of Chairman of Progen as corporate representative under section 250D of the Act in the case of a body corporate, and as proxy under section 249X of the Act to vote on any Board Composition Resolution in the case of an individual, to vote in accordance with the previous provisions of this deed and not to take any steps to revoke or override that appointment.

(iv)                                              will not dispose of or otherwise deal with his/its respective Huang and CCH Shares in such a way so as to avoid the obligations described in clauses 2(b) (i), (ii) and (iii) of this deed. Subject to the foregoing, Huang and CCH remain free to dispose of their shares on the open market and/or in an other arms length transaction (such as a share buy back).

30.                                               Procurements and Recommendations

30.1                                        Resignation and withdrawal

Huang and CCH shall use their best endeavours to procure the resignation (and withdrawal of nomination as director for the 2009 AGM) of one of the following persons as director of Progen within 7 days of the date of execution of this deed by all parties (such resignation to take effect at the 2009 AGM):

(t)                                                     Mr Thomas Burt;

(u)                                                  Mr Heng Hsin Tang; and

(v)                                                  Mr Joe Yeh-Chiao Lin,

and if Huang and CCH are unable to do so, Mr Joe Yeh-Chiao Lin agrees to resign as a director of Progen and withdraw his nomination as director for the 2009 AGM.

30.2                                        Progen Procurements and Agreement with Huang and CCH

(a)                                                   Dr Gordon Leroy Schooley will resign as a director of Progen and withdraw his nomination as director for the 2009 AGM within 7 days of the date of execution this deed by all parties to this deed of his resignation to take effect on the date of Progen’s 2009 AGM.

(b)                                                  Each of Mr Thomas Burt, Mr Heng Hsin Tang, Mr Joe Yeh-Chiao Lin, Dr John Chiplin, Dr Julie Michele Cherrington, Dr Gordon Leroy Schooley and Stuart James having resolved as the Board of Directors of Progen that it is in the interests of Progen and the shareholders of Progen as a whole to do so, agree that if they are directors of Progen at the relevant time that:

(i)                                                     with respect to the 2009 AGM of Progen, they as directors on the Progen Board have decided to unanimously recommend that Progen shareholders vote in favour of all of any resolutions for the:

A.                                                   appointment of Tzong-Pai (Paul) Lin as a director of Progen;

B.                                                     reappointment of the following directors:

1)                                                      Stuart James (as Chairman of the Board with a casting vote);

2)                                                      (depending upon the resignation referred to in clause 3.1 above): 2 of the following 3 persons (if required to be re-elected): Thomas Burt, Heng Hsin Tang, Joe Yeh-Chiao Lin; and

3)                                                      (if required to be re-elected): Dr John Chiplin and Dr Julie Michele Cherrington,

and that the Board issue a written recommendation to that effect prior to the 2009 AGM;

(ii)                                                  with respect to the 2010 AGM of Progen, they as directors on the Progen Board shall unanimously recommend that Progen shareholders vote in favour of all of any resolutions for the:

A.                                                   reappointment of the following directors:

1)                                                      Stuart James as Chairman of the Progen Board, with a casting vote (if required to be re-elected) or any replacement that filled a casual vacancy left by Mr James (if required to be re-elected);

2)                                                      (depending upon the resignation referred to in clause 3.1 above): 2 of the following 3 persons (if required to be re-elected): Thomas Burt, Heng Hsin Tang, Joe Yeh-Chiao Lin;

3)                                                      (if required to be re-elected): Dr John Chiplin and Dr Julie Michele Cherrington or any replacement that filled a casual vacancy left by them (if required to be re-elected);

4)                                                      Tzong-Pai (Paul) Lin (if required to be re-elected) or any replacement that filled a casual vacancy left by Dr Lin (if required to be re-elected), and that any relevant notice of meeting include a statement by the Board to that effect;

(iii)                                               with respect to any casual vacancies of directors for a period of 18 months from the date of execution of this deed by all parties, they as directors on the Progen Board shall unanimously recommend that Progen shareholders vote in favour of a resolution to fill the casual relevant vacancy with the replacement director (who must have had previous experience as a director of a publicly listed company and be of good character and be a person other than Justus Homburg, Stephen Chang or their associate (as defined by section 9 of the Corporations Act 2001)) nominated by the outgoing director;

(iv)                                              with respect to the 2009 and 2010 AGM of Progen they will not nominate or support the nomination of Justus Homburg or Stephen Chang as directors of Progen;

(v)                                                 they will not change, withdraw or modify their recommendation in favour of the resolutions,

unless the Board has first obtained written external legal advice that these directors of Progen, by virtue of their fiduciary duties, are required not to make the recommendations or to change, withdraw or modify their recommendation (as applicable) in which event, upon the directors of Progen not acting in accordance with the provisions of clause 3.2(b) above Huang and CCH are released from the obligations referred to in clause 2(b)(i) to (iii) above.

(c)                                                   Progen will:

(i)                                                     with respect to the 2009 AGM of Progen recommend that Progen shareholders vote in favour of all of any resolutions for the:

A.                                                   appointment of Tzong-Pai (Paul) Lin as a director of Progen;

B.                                                     reappointment of the following directors:

1)                                                      Stuart James (as Chairman of the Board with a casting vote);

2)                                                      (depending upon the resignation referred to in clause 3.1 above): 2 of the following 3 persons (if required to be re-elected): Thomas Burt, Heng Hsin Tang, Joe Yeh-Chiao Lin; and

3)                                                      (if required to be re-elected): Dr John Chiplin, Dr Julie Michele Cherrington and Dr Gordon Leroy Schooley or any replacement that filled a casual vacancy left by them (if required to be re-elected)

and that Progen issue a written recommendation to that effect prior to the 2009 AGM;

(ii)                                                  with respect to the 2010 AGM of Progen, recommend that Progen shareholders vote in favour of all of any resolutions for the:

A.                                                   reappointment of the following directors:

1)                                                      Stuart James as Chairman of the Progen Board, with a casting vote (if required to be re-elected) or any replacement that filled a casual vacancy left by Mr James (if required to be re-elected);

2)                                                      (depending upon the resignation referred to in clause 3.1 above): 2 of the following 3 persons (if required to be re-elected): Thomas Burt, Heng Hsin Tang, Joe Yeh-Chiao Lin;

3)                                                      (if required to be re-elected): Dr John Chiplin and Dr Julie Michele Cherrington or any replacement that filled a casual vacancy left by them (if required to be re-elected); and

4)                                                      Tzong-Pai (Paul) Lin (if required to be re-elected) or any replacement that filled a casual vacancy left by Dr Lin (if required to be re-elected), and that any relevant notice of meeting include a statement by Progen to that effect; and

(iii)                                               will not change, withdraw or modify its recommendation in favour of the resolutions unless Progen has first obtained written external legal advice that it ought not make the recommendations or ought to change, withdraw or modify its recommendation (as applicable) in which event, upon Progen not acting in accordance with the provisions of clause 3.2 (c) above Huang and CCH are released from the obligations referred to in clause 2 (b)(i) to (iii) inclusive above.

30.3                                        Further Obligations

(a)                                                   All parties to this deed must do everything necessary to give effect to clauses 3.1 and 3.2 of this deed.

(b)                                                  Progen, Huang and CCH agree to consent to the Supreme Court of Queensland making an order in the terms set out in Annexure A to this deed.

(c)                                                   All parties to this deed agree that the performance of the obligations contained in clauses 2 to 10 (inclusive) of this deed are conditional upon the Supreme Court of Queensland making an order in the terms set out in order 2 of Annexure A to this deed regarding section 259A of the Corporations Act 2001.

(d)                                                  Progen warrants that for the lesser of the period of 18 months from the date of execution of this deed by all parties to this deed or the period for which Huang and CCH retain the Huang and CCH Shares, it will not enter into an arrangement with the Excluded Persons to acquire a relevant interest in the Excluded Persons’ shares in Progen in breach of section 606 of the Act, without obtaining an order of the court or a modification from ASIC permitting such arrangement.

31.                                               Release

31.1                                        Release of Progen

Huang and CCH release and discharge Progen and any Progen Related Party from all Claims which Huang and CCH:

(w)                                                now have;

(x)                                                    at any time had;

(y)                                                  may have; or

(z)                                                    but for this deed, could or might have had,

against Progen and/or any Progen Related Party.

31.2                                        Release of Huang and CCH

Progen releases and discharges Huang and CCH and any CCH Related Party from all Claims which Progen:

(aa)                                             now has;

(bb)                                           at any time had;

(cc)                                             may have; or

(dd)                                           but for this deed, could or might have had,

against Huang and CCH and/or any CCH Related Party.

31.3                                        Related Parties

(ee)                                             Huang and CCH and Progen (as promisors) covenant and agree with each other (as promisees) that, in consideration of the matters contained in this deed, they will do all things necessary to ensure that all persons included in the definition of Progen Related Party and CCH Related Party (as beneficiaries) receive the full benefit of the rights (including all releases, discharges and indemnities) as contemplated by this deed.

(ff)                                                 Without limiting any other clause and without affecting the rights of the parties inter se arising under the provisions of this deed, this deed shall operate as a deed poll by each of the parties in favour of all persons included in the definition of the Progen Related Party and CCH Related Party that are not signatories to this deed.

32.                                               Share Stability

(a)                                                   Each of Huang and CCH will not for the lesser of a period of 18 months from the date of execution of this deed by all parties or the period for which he/it retains his/its respective shares in Progen increase his/its shareholding in Progen, save and except for the case where shares are acquired from one of:

(i)                                                     the other (of Huang and CCH); or

(ii)                                                  the Other Shareholders.

(b)                                                  Each of the Miscellaneous Parties will not for the lesser of a period of 18 months from the date of execution of this deed by all parties or the period for which she/he retains her/his respective shares in Progen increase her/his relevant interest (if any) in Progen, save and except for the case where shares are acquired from one of :

(i)                                                     Huang and CCH; or

(ii)                                                  the Other Shareholders.

(c)                                                   Progen will cause a search to be undertaken of its share register prior to any vote with respect to a Board Composition Resolution. In the event any of the Other Shareholders or Huang or CCH or the Miscellaneous Parties (together referred to as the Controlled Parties) in total have increased his/her shareholding in Progen such that the relative percentage of shares in Progen owned by the Controlled Parties has increased above the relative percentage of the relevant interest in Progen owned by the Controlled Parties as at the date of this deed (Relevant Percentage), or Progen receives a Substantial Shareholder Notice pursuant to section 671B of the Corporations Act 2001, indicating a Controlled Party has acquired a relevant interest in shares such that the Relevant Percentage would be exceeded if the relevant interest was counted, Progen will give notice of that fact to each of the Controlled Parties.

(d)                                                  If at any time (including in the circumstance in clause 5(c)) Progen becomes aware that any of the Controlled Parties has acquired a relevant interest in Progen such that the Relevant Percentage would be exceeded if the relevant interest was counted, Progen will give notice of that fact to each of the Controlled Parties (which may be by a notice given under clause 5(c)).

(e)                                                   The Controlled Parties agree that if the acquisition of a relevant interest has resulted from one of the Controlled Parties not complying with clauses 5(a) or (b), that non complying party will, within 10 Business Days of receipt of the notice, dispose to a person who is not an associate (as defined by section 12 of the Corporations Act 2001) the relevant interest in Progen necessary to ensure that the Relevant Percentage is not exceeded.

(f)                                                     Progen will provide such information to the Controlled Parties as may be required by them to enable them to comply with clause 5(e).

(g)                                                  Progen warrants that it will enter into an agreement with all other of the Controlled Parties (save for Heng Hsin Tang and Joe Yeh-Chiao Lin) to a similar effect as the requirements of this clause.

33.                                               Progen Chief Executive Officer

Upon execution of this deed by all parties, the following will occur with respect to the position of Chief Executive Officer of Progen:

(gg)                                           the Board of Progen will immediately take the necessary steps to terminate the employment of Justus Homburg as CEO of Progen in a manner consistent with the terms of his employment contract dated 7 April 2006;

(hh)                                          the Board of Progen will appoint an international executive search firm to short list suitably experienced and qualified candidates for the position of CEO of Progen and Stephen Chang and Justus Homburg will not be considered by the search firm for the position of CEO of Progen;

(ii)                                                  the executive search process for the position of CEO of Progen will be overseen by a sub-committee of the Board of Progen.  The sub-committee will comprise three directors of Progen made up of:

(i)                                                     Dr John Chiplin as sub-committee chairman; and

(ii)                                                  two of Thomas Burt, Heng Hsin Tang or Dr Paul Lin (if he is appointed as a director of Progen);

(jj)                                                  once the short list of candidates for the position of CEO of Progen is finalised, with the assistance of the international executive search firm the sub-committee of the Board will make a recommendation to the Board of Progen for approval.

34.                                               Binding effect of this deed

This deed binds the parties and any executor, administrator, transferee, assignee, liquidator or trustee in bankruptcy appointed in respect of it.

35.                                               Disposal of Proceedings

Each party must do immediately all things necessary, expedient, or convenient to dispose of the Proceedings.

36.                                               Costs

Each party will bear its own costs of and incidental to the Proceedings.

37.                                               Warranty

(a)                                                  Each of Huang and CCH and the Miscellaneous Parties warrant that they have taken independent legal advice as to the nature, effect and extent of this deed.

(b)                                                  Save for CCH Investment which has provided details of its shareholding in Progen, Progen warrants that according to its records the following shares in Progen were held in the following names at the indicated dates:

Name	Shareholding	Percentage holding in Progen	Date of last confirmation

Medigen Biotechnology Corporation	2,096,482	8.48%	12/11/09
CCH Investment	965,356	3.91%	17/11/09
Chi-Liang Yang	472,992	1.91%	12/11/09
Yung-Fong Lu	396,816	1.61%	12/11/09
Ho-Lung Wu	388,694	1.57%	12/11/09
James Huang	439,045	1.78%	14/7/09 Substantial Shareholder notice
Dr Gordon Schooley	7,434	0.03%	12/11/09
Dr John Chiplin	0	0%	12/11/09
Dr Julie Cherrington	0	0%	12/11/09
Thomas Burt	0	0%	12/11/09
Tzong-Pai (Paul) Lin	0	0%	12/11/09
Stuart James	0	0%	12/11/09
Heng Hsin Tang	1,500	0.01%	2/11/09
Joe Yeh-Chiao Lin	5,923	0.02%	3/11/09
TOTAL	4,774,242	19.32%

(c)                                                  Huang and CCH each warrant (in respect of their own respective shares) that the number of shares attributed to him/it above is correct.

(d)                                                 The parties to this deed acknowledge that each other party is relying on the warranties in this clause in executing this deed.

38.                                               General

38.1                                        Governing law

This deed is governed by and must be construed according to the laws of Queensland, Australia.

38.2                                        Jurisdiction

(a)                                                  Each party irrevocably submits to the non exclusive jurisdiction of the courts of Queensland, and the courts competent to determine appeals from those courts, with respect to any proceedings which may be brought at any time relating in any way to this deed.

(b)                                                  Each party irrevocably waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, where that venue falls within clause 11.2 (a).

38.3                                        Severance

If at any time any provision of this deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair:

(a)                                                   the legality, validity or enforceability in that jurisdiction of any other provision of this deed; or

(b)                                                  the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this deed.

38.4                                        Entire agreement

To the extent permitted by law, in relation to the subject matter of this deed, this deed:

(a)                                                   embodies the entire understanding of the parties, and constitutes the entire terms agreed by the parties; and

(b)                                                  supersedes any prior written or other agreement of the parties.

38.5                                        Amendments

This deed may only be varied by a deed signed by or on behalf of each party.

38.6                                        Waiver

(a)                                                  Failure to exercise or enforce, or a delay in exercising or enforcing, or the partial exercise or enforcement of, a right, power or remedy provided by law or under this deed by a party does not preclude, or operate as a waiver of, the exercise or enforcement, or further exercise or enforcement, of that or any other right, power or remedy provided by law or under this deed.

(b)                                                 A waiver or consent given by a party under this deed is only effective and binding on that party if it is given or confirmed in writing by that party.

(c)                                                  No waiver of a breach of a term of this deed operates as a waiver of another breach of that term or of a breach of any other term of this deed.

39.                                               Acknowledgments

The parties acknowledge that they enter into this deed fully and voluntarily on their own information and investigation.  Each party to this deed acknowledges that it is their intention to, and they do, fully, finally, absolutely and forever settle according to the provisions of this deed any and all Claims which now exist, or may exist or have ever existed between them.

40.                                               Counterparts

This deed may be executed in any number of counterparts and by the parties on separate counterparts (including by way of email exchange).  Each counterpart constitutes the agreement of each party who has executed and delivered that counterpart.

Executed as a deed.

Executed by Progen Pharmaceuticals Limited (ACN 010 975 612) in accordance with Section 127 of the Corporations Act 2001 (Cth) by or in the presence of:

Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full

Date:

Executed by CCH Investment Corporation of 25F, No.66, Sec. 1, Zhongxiao W. Rd., Zhongzheng Dist., Taipei City 100, Taiwan (R.O.C.) in accordance with its Constitution by or in the presence of:

Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full

Date:

Executed by Joe Yeh-Chiao Lin of 19 Harrison Street, Stretton in the State of Queensland by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Executed by Heng Hsin Tang of 66 Bordeaux Street, Eight Mile Plains Queensland by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Executed by Tzu Liang Huang (also known as James Huang) of 25F, No.66, Sec. 1, Zhongxiao W. Rd., Zhongzheng Dist., Taipei City 100, Taiwan (R.O.C.) by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Executed by Dr John Chiplin of 63 The Esplanade, Mosman in the State of New South Wales, Australia (2088) by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Executed by Dr Julie Michele Cherrington of 1311 Caminito Faro, La Jolla, California, United States of America (92037) by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Executed by Dr Gordon Leroy Schooley of 14350 Via Baroda, San Diego, California, United States of America (92130) by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Executed by Thomas James Burt of 251/55 Victoria Harbour Promenade, Docklands, in the State of Victoria, Australia (3008) by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Executed by Tzong-Pai (Paul) Lin of Room 8, 6F, No. 68, Sec.4 Roosevelt Boulevard Taipei, Taiwan by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Executed by Stuart Bruce James of 7 Glan Avon Road, Hawthorn, in the State of Victoria, Australia (3122) by or in the presence of:

Signature	Signature of Witness

Date	Name of Witness

Annexure A - Order